Exhibit 10.13

***Text Omitted and Filed Separatelywith the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)and 240.24b-2.

AMENDMENT NUMBER ONE TO

COLLABORATION AND LICENSE AGREEMENT

BETWEEN

TAIHO AND MG

This Amendment Number One (this “Amendment”), is entered into this 25th day of January, 2005 (“Amendment Date”), by and between Taiho Pharmaceutical Co., Ltd., a corporation organized under the laws of Japan, with a principal place of business at 1-27 Kandanishiki-cho, Chiyodu-ku, Tokyo 101-8444, Japan (“Taiho”) and MethylGene Inc., a corporation organized under the laws of Quebec, Canada with its principal place of business at 7220 Frederick-Banting, Suite 200, Montreal, Quebec H4S 2A1, Canada (“MG”).

WHEREAS, Taiho and MG entered into that certain Collaboration and License Agreement (“Agreement”) dated as of October 16, 2003 (“Agreement Effective Date”);

WHEREAS, MG has requested, and Company agrees to make, certain amendments to the Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

A1.1.                   General.  Any capitalized terms not herein defined shall have the meaning as set forth in the Agreement.  As used herein, “Articles” and “Sections” shall mean articles and sections of the Agreement, except references to Section A1.1 through Section A1.16 shall refer to sections of this Amendment.  This Amendment shall be effective as of the Amendment Date.

A.1.2                   Licensed Technical Information.  The follow sentence shall be added to the end of Section 1.21.2:

“Notwithstanding the foregoing, Licensed Technical Information shall not include confidential information, data or tangible materials generated by a Non-Cancer Partner or MG in collaboration with a Non-Cancer Partner (in each case, other than those items set forth in part 1.41B of Exhibit 1.41), unless such confidential information, data or tangible materials is provided to an Additional Partner and is not specific to non-cancer indications.  As used in this Section 1.21.2 and in Sections 1.23, 1.32 and 1.41 below, information, data or materials shall be deemed generated by MG “in collaboration” with a Non-Cancer Partner only if such information, data or materials is generated in the course of Research directly solely to non-cancer indications that:  (a) is conducted pursuant to an agreement with such Non-Cancer Partner in compliance with this Agreement, (b) is funded initially at least […***…] percent ([…***…]%) by such Non-Cancer Partner and continues to be funded in whole or in part by such Non-Cancer Partner over the entire course of such Research, and (c) is not conducted by MG medicinal chemists who are involved in Cancer HDAC Research, and provided that (d) MG personnel do not disclose to the Non-Cancer Partner, nor use in the Research “in collaboration” with the Non-Cancer Partner, any Data from Cancer HDAC Research (other than those items set forth in part 1.41B of Exhibit 1.41).”

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A1.3.                   Manufacturing Data.  The following sentence shall be added to the end of Section 1.23:

“In addition, notwithstanding the foregoing, Manufacturing Data shall not include information or data generated by a Non-Cancer Partner or MG in collaboration with a Non-Cancer Partner (as defined in Section 1.21.2 above), unless the same is provided to an Additional Partner and is not specific to non-cancer indications.”

A1.4                      Preclinical Data.  The following sentence shall be added to the end of Section 1.32.

“Notwithstanding the foregoing, Preclinical and Clinical Data shall not include filings, supporting documents, data, reports, analysis, databases or other documentation or information generated by a Non-Cancer Partner or MG in collaboration with a Non-Cancer Partner (as defined in Section 1.21.2 above), unless the same is provided to an Additional Partner and is not specific to non-cancer indications.”

A1.5                      Research Data.  The last sentence of Section 1.41 shall be replaced in its entirety with the following:

“With respect to such data generated by Non-Cancer Partner or MG in collaboration with a Non-Cancer Partner (as defined in Section 1.21.2 above), Research Data shall mean only the items set forth in part 1.41B of Exhibit 1.41, unless such data is provided to an Additional Partner and is not specific to non-cancer indications.”

The remainder of Sections 1.21.2, 1.23, 1.32 and 1.41 shall remain unchanged.

A1.6.                   Exhibit 1.41B.  Part 1.41B of Exhibit 1.41 shall be replaced in its entirety with Exhibit 1.41B of this Amendment.  The remainder of Exhibit 1.41 shall remain unchanged.

A1.7.                   Restriction on License with respect to Non-Cancer Selected Compounds.  The last sentence of Section 8.1.1 shall be replaced in its entirety with the following:

“Notwithstanding the foregoing, the license set forth in this Section 8.1 shall exclude the right to make or use (other than to internally make or use for research purposes in the Field), develop, import, sell or offer for sale Non-Cancer Selected Compounds, and Products containing Non-Cancer Selected Compounds; provided that such Non-Cancer Selected Compounds and Products containing the same sold by or through MG and/or its other licensees are not used within the Field in the Territory.”

The remainder of Section 8.1.1 shall remain unchanged.

A1.8                      Restriction on Non-Cancer Partners rights with respect to Selected Compounds.  The last sentence of Section 8.2 shall be replaced in its entirety with the following:

“However, MG shall not, nor shall it assist or cooperate with, nor grant rights to any third party to, make or use (other than to internally make or use for research purposes outside the Field), develop

(including conducting clinical trials or filing for regulatory approval), market, sell, import or distribute (a) the Selected Compounds or any products containing Selected Compounds, in the Territory for uses in or outside of the Field or (b) any Compounds, other than the Selected compounds, for uses within the Field in the Territory.”The remainder of Section 8.2 shall remain unchanged, except as set forth in Section A1.13.7 below.

A1.9                      Non-Cancer Partner.  The following shall replace Section 8.3.1(b)(ii) in its entirety:

“8.3.1(b)(ii)                                  MG shall obtain […***…] Non-Cancer Partners, that neither they nor their affiliates shall develop or commercialize, or authorize any third party to develop or commercialize, a Compound, or any other HDAC Inhibitor (or a product containing the same) in the Field in the Territory during the term of this Agreement, except that a Non-Cancer Partner may passively license in the Field to an un-Affiliated third party, compound(s) (and products containing the same) which were identified, or being developed by, such Non-Cancer Partners as an HDAC Inhibitor prior to the time an agreement was first entered into with MG or its Affiliate.  In addition, MG shall ensure that Non-Cancer Partners and their affiliates shall not make or use (other than to internally make or use for research purposes outside the field), develop or commercialize any Selected Compounds for any purpose, either inside or outside the Field, during the term of this Agreement.  As used herein, an entity “passively” licensing a compound in the Field means […***…]”

A1.10               Opt-out Non-Cancer Partner.  The following shall replace Section 8.3.4.(a) in its entirety:

“8.3.4(a)                                                An “Opt-out Non-Cancer Partner” means a third party who (i) is collaborating with MG with respect to HDAC Inhibitors solely outside the Field and has elected to opt out of participating in the […***…] under this Agreement; (ii) is not and has not been granted any rights with respect to […***…] and/or […***…] in any country (other than as permitted under Section 5.2.8(a)(ii), (iii) is not and has not bee provided any Data or Licensed Technical Information relating to Compounds and/or Products; and (iv) agrees in writing not to research, develop (including conducting clinical trials or filing for regulatory approval), market, sell, import, distribute or otherwise exploit HDAC Inhibitors (and/or products containing the same) in the Field, whether in or outside the Territory; provided that an Opt-out Non-Cancer Partner may passively (as defined in Section 8.3(b)(ii) above) license in the Field to an un-Affiliated third party, compound(s) (and products containing the same) which were identified, or being developed by, such Opt-out Non-Cancer Partner as an HDAC Inhibitor prior to […***…].”

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A1.11.            Taiho Blocking Patents.  Section 8.5 shall be replaced in its entirety with the following:

“8.5                         Taiho Blocking Patents.  Taiho hereby grants to MG a non-exclusive license, with the right to grant sublicenses (except to Exempt Patent Licensees), under the Taiho Blocking Patents to research, develop, make, have made, use, sell, have sold, offer for sale, import and otherwise distribute Compounds and Products (a) outside the Territory and (b) outside the Field in the Territory.  Notwithstanding the foregoing, MG shall not sublicense any of its rights under this Section 8.5 to an Additional Partner, Non-Cancer Partner, Opt-out Non-Cancer Partner or any other third party, unless MG has obtained […***…] required under Section 8.3 above to be obtained from such Additional Partner, Non-Cancer Partner, Opt-out Non-Cancer Partner or third party.  As used herein, “Taiho Blocking Patents” shall mean […***…].”

A1.12.            Prosecution by Taiho.  The following sentence shall be added to the end of Section 17.4.2:”In the event Taiho does not desire to undertake or continue the Prosecution of any item of the Licensed Patents in the Territory relevant to the Field or Joint Intellectual Property, Taiho shall notify MG within […***…] days after MG’s notice therefor under this Section 17.4.2.  In the event of such notice by Taiho, Taiho shall no longer have the right to control the Prosecution of such item of Licensed Patents or Joint Intellectual Property.”

A1.13.            Selection of Compounds by Opt-out Non-Cancer Partners.

A1.13.1     Certain Definitions.  The following shall be added to the end of Section 5.2.1 as Section 5.2.1(f) and (g).

“5.2.1(f)  “Opt-out Non-Cancer Selected HDAC Inhibitor” shall mean (i) those compounds that are Opt-out Non-Cancer Selected HDAC Inhibitors in accordance with Section 5.2.8(c) below, and (ii) Opt-out Non-Cancer Reserve HDAC Inhibitors selected in accordance with Section 5.21.8(b) below, in each case subject to Section 5.2.5 and provided that MG has obtained all rights and covenants as set forth in Section 8.3.4 from the respective Opt-out Non-Cancer Partner.  With respect to each such compound, the Opt-out Non-Cancer Selected HDAC Inhibitor shall also include the prodrugs, metabolites, salts, esters, hydrates, solvates, free base, polymorphs, isomers thereof, conjugated forms and/or liposomal or other formulations thereof and other compositions consisting of such compound non-covalently bonded with other moieties, which together shall be deemed a single Opt-out Non-Cancer Selected HDAC Inhibitor (and a single Opt-out Non-Cancer Reserve HDAC Inhibitor) for purposes of Section 5.2.8(b)(ii) and 5.2.8(c) below.”

“5.2.1(g)                                                 “Opt-out Non-Cancer Reserve HDAC Inhibitor” shall mean a list of up to […***…] individual compounds designated by an Opt-out Non-Cancer Partner as potential development candidates which such Opt-out Non-Cancer Partner desires to reserve in the Territory outside the Field in accordance with Section 5.2.8(b) below.  It is understood that an Opt-out Non-Cancer

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Partner and all of its Affiliates shall be deemed a single Opt-out Non-Cancer Partner (for example, for purposes of Section 5.2.8(b)(ii)).”

A1.13.2     Designation by Taiho.  Clause (i) of Section 5.2.8(a) shall be replaced in its entirety by the following:

“(i) such Compound is not then a Non-Cancer Selected Compound nor an Opt-out Non-Cancer Selected HDAC Inhibitor”

The remainder of Section 5.2.3(a) shall remain unchanged.

A1.13.3     Designation by Non-Cancer Partners.

(a)                                 Clause (i) of Section 5.2.4(b) shall be replaced in its entirety by the following:

“(i) such Compound is not then a Selected Compound nor an Opt-out Non-Cancer Selected HDAC Inhibitor”

The remainder of Section 5.2.4(b) shall remain unchanged.

(b)                                 The first sentence of Section 5.2.4(d) shall be replaced in its entirety by the following:”With respect to each Non-Cancer Partner, such Non-Cancer Partner may designate one (1) Compound at any time after the Effective Date (that is its development candidate outside the Field) to be a Non-Cancer Selected Compound, provided that such Compound is not then-currently a Selected Compound nor an Opt-out Non-Cancer Selected HDAC Inhibitor.”

The remainder of Section 5.2.4(d) shall remain unchanged.

A1.13.4     Coordination.  The following shall be added to the end of Section 5.2.5 as Section 5.2.5(d):

“5.2.5(d)                                                Designation by an Opt-out Non-Cancer Partner; Disclosure.  An Opt-out Non-Cancer Partner’s designation, or removal, of a compound as an Opt-out Non-Cancer Selected HDAC Inhibitor or Opt-out Non-Cancer Reserve HDAC Inhibitor shall be effective only upon notice […***…] of such designation or removal.  […***…] shall not (i) disclose the identities of any Opt-out Non-Cancer Selected HDAC Inhibitor to Taiho, Additional Partners or Non-Cancer Partners, nor (ii) disclose the identities of any Selected Compounds or Non-Cancer Selected Compounds to Opt-out Non-Cancer Partners.”

A1.13.5     Selection by Additional Partners.  The parenthetical “(i.e. Compounds that cannot become Non-Cancer Selected Compounds without such Additional Partner or third party’s consent)” in Section 5.2.6 shall be replaced in its entirety with:

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“(i.e. Compounds that cannot become Non-Cancer Selected Compounds or Opt-out Non-Cancer Selected HDAC Inhibitors without such Additional Partner or third party’s consent).”

The remainder of Section 5.2.6 shall remain unchanged.

A1.13.6.  Rights of Opt-out Non-Cancer Partners; Designation by Opt-out Non-Cancer Partners.  The following shall be added to the end of Section 5.2 as Section 5.2.8:

5.2.8                     Rights of Opt-out Non-Cancer Partners; Designation by Opt-out Non-Cancer Partners.

(a)                                 Rights granted to Opt-out Non-Cancer Partners.

(i)                                     it is understood that the designation mechanism described in this Section 5.2.8 is contemplated by the Parties only for the specific situation in which an Opt-out Non-Cancer Partner independently discovers a small molecule compound, which directly inhibits the activity of HDAC enzymes, or has therapeutic effect through the inhibition of HDAC enzymes, that falls within the definition of “Compound” hereunder.  In such case, neither the Opt-out Non-Cancer Partners, nor Taiho, Additional Partners and Non-Cancer Partners, desire to block the others via Opt-out Non-Cancer Partner Blocking Patents, Non-Cancer Partner Blocking Patents, Taiho Blocking Patents or MG Blocking Patents, as the case may be, in the other’s development and/or commercialization of such Compounds in their respective fields consistent with this Agreement.  For the avoidance of doubt, this Section 5.2.8 and the designation of Opt-out Non-Cancer Selected HDAC Inhibitors by the Opt-out Non-Cancer Partners, is not intended to limit the effect of Section 8.3.4(a)(iii), nor to grant o permit MG to grant Opt-out Non-Cancer Partners rights or licenses with respect to Compounds beyond those described in Section 5.2.8(a)(ii) below.     (ii)                                  MG may grant each Opt-out Non Cancer Partner rights with respect to Compounds limited to a non-exclusive license under MG Blocking Patents, and a non-exclusive license under Non-Cancer Partner Blocking Patents, to develop, market and/or commercialize in the Territory outside the Field the Opt-out Non-Cancer Selected HDAC Inhibitors that are Compounds.  MG shall otherwise not grant any rights, nor provide any Data or Licenses Technical Information, to such Opt-out Non-Cancer Partners to develop, market and/or commercialize in the Territory outside the Field any Compounds.  As used herein, (1) “MG Blocking Patents” shall mean all patents owned and controlled by MG which […***…], and (2) “Non-Cancer Partner Blocking Patents” shall mean all patents owned and controlled by a Non-Cancer Partner which […***…].

(b)                                 Opt-out Non-Cancer Partner’s Designation of Reserved HDAC Inhibitor.  An Opt-out Non-Cancer Partner may designate a small molecule compound, which directly inhibits the activity of HDAC enzymes or has therapeutic effect through the inhibition of HDAC enzymes, as an Opt-out Non-Cancer Reserve HDAC Inhibitor at any time after the Effective Date upon notice to MG, provided at the time of such notice (i) such compound is not then a Selected Compound or a Non-Cancer Selected Compound, and (ii) there are not then more than […***…] Opt-out Non-Cancer Reserve HDAC Inhibitor for such Opt-out Non-Cancer Partner.  In the event the Opt-out Non-Cancer Partner then-currently has […***…] Opt-out Non-Cancer

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Reserve HDAC Inhibitors, then such Opt-out Non-Cancer Partner shall not have the right to include any additional compound(s) as Opt-out Non-Cancer Reserve HDAC Inhibitors, until such Opt-out Non-Cancer Partner has removed an equal number of compounds from its list of Opt-out Non-Cancer Reserve HDAC Inhibitors, chosen at such Opt-out Non-Cancer Partner’s sole discretion.  For the foregoing purpose, it is understood and agreed that an Opt-out Non-Cancer Partner shall have the right to remove any compound from its list of Opt-out Non-Cancer Reserved HDAC Inhibitors at any time upon written notice to MG.  In the event a compound is so removed from the list of Opt-out Non-Cancer Reserve HDAC Inhibitors, then such compound shall thereafter cease to be an Opt-out Non-Cancer Selected HDAC Inhibitor (unless re-designated in accordance with this Section 5.2.8(b)), and if such compound is a “Compound” hereunder, the Opt-out Non-Cancer Partner shall have no further rights to develop, market and/or commercialize such Compound in the Territory outside the Field.

(c)                                  Elevation of Opt-out Non-Cancer Reserve HDAC Inhibitors.  Upon commencement of (i) Phase I clinical studies outside the Field by or under authority of an Opt-out Non-Cancer Partner with respect to a small molecule compound(s) that directly inhibits the activity of HDAC enzymes or has therapeutic effect through the inhibition of HDAC enzymes, and provided that (ii) such compound(s) are Opt-out Non-Cancer Reserve HDAC Inhibitor(s) at the time of the Non-Cancer Partner’s notice to MG of such commencement under this Section 5.2.8(c), such compound(s) shall cease to be an Opt-out Non-Cancer Reserved HDAC Inhibitor(s) but shall remain an Opt-out Non-Cancer Selected HDAC Inhibitor(s) hereunder (i.e., such compound will no longer count against the maximum number of […***…] Opt-out Non-Cancer Reserve HDAC Inhibitors for such Opt-out Non-Cancer Partner).

A1.13.7     MG Retainer Rights.  The first sentence of Section 8.2 shall be replaced in its entirety with the following:

“MG shall retain all of its rights in the Territory for uses outside of the Field of Compounds that are not Selected Compounds, subject to Section 5.2.4 and 5.2.8(a).”

The remainder of Section 8.2 shall remain unchanged, except as set forth in Section A1.8 above.         A1.13.8     Covenants and Rights from Opt-out Non-Cancer Partners.  The following shall be added to the end of Section 8.3.4 as Section 8.3.4(c) and 8.3.4(d).

“8.3.4(c)                                                 Coordination with Selection Mechanism.  MG shall ensure that its agreements with Opt-out Non-Cancer Partners are in compliance with Sections 5.2, and shall obtain […***…] from Opt-out Non-Cancer Partners that neither they nor their affiliates shall develop or commercialize, or authorize any third party to develop or commercialize, any […***…] or […***…] (or products containing the same) for any purpose, either in or outside the Field, during the term of this Agreement.

8.3.4(d)      Rights from Opt-out Non-Cancer Partners.

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(i)                                     MG shall retain and/or obtain the right from each Opt-out Non-Cancer Partner to license or sublicense to Taiho the rights granted under this Section 8.3.4(d).

(ii)                                  Each Opt-out Non-Cancer Partner hereby grants to Taiho a royalty-free, non-exclusive license, with the right to grant sublicenses, under the Opt-out Non-Cancer Partner Blocking Patents to research, develop, make, have made, use, sell, have sold, offer for sale, import and otherwise distribute Selected Compounds (and products containing the same), in the Field.  Such license shall be limited to the Territory except that such license shall include (1) the right to make and have made Selected Compounds (and products containing the same) outside the Territory, for use, import and/or sale in the Territory; and (2) the right to conduct Preclinical Development and/or clinical trials of Selected Compounds (and products containing the same) in the Field outside the Territory, for submission to Regulatory Authorities within the Territory.  As used herein, “Opt-out Non-Cancer Partner Blocking Patents” shall mean all patents owned and controlled by the Opt-out Non-Cancer Partner or its Affiliates […***…].”

(iii)                               It is understood that a failure by MG to obtain the rights and covenants set forth in this Section 8.3.4(d) for Taiho shall be deemed a breach of this Agreement.  Upon expiration (but not termination) of this Agreement, Taiho shall have a fully-paid up, royalty-free perpetual irrevocable license under this Section 8.3.4(d).  MG shall ensure that in the event MG’s agreement(s) with Opt-out Non-Cancer Partner is terminated, any license or sublicense granted to Taiho from such Opt-out Non-Cancer Partners shall survive such termination.  In the event the license from MG under Section 8.1 is terminated, then any rights sublicensed to Taiho under this Section 8.3.4(d) from Opt-out Non-Cancer Partners shall likewise terminate.  Taiho shall have the right to assign its license under this Section 8.3.4(d) to any entity that acquires substantially all of the business or assets of Taiho pertaining to this Agreement, in each case whether by merger, transfer of assets, purchase of all outstanding shares or otherwise.”

A1.14.            Entire Amendment and Agreement.  This Amendment and the Agreement (as amended herein), and the exhibits, set forth the entire agreement and understanding of Taiho and MG with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings relating thereto.  All material representations and warranties on which the parties have relied in connection with the negotiation of this Amendment, if any, are stated expressly in this Agreement.

A1.15.            Agreement Otherwise in Effect.  Except as set forth in this Amendment, all other provisions of the original Agreement remain unchanged.  In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.

A1.16.            Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[signatures on next page]

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IN WITNESS WHEREOF, the Parties have caused this Amendment Number One to be duly executed and delivered in duplicate originals as of the Amendment Date.

TAIHO PHARMACEUTICAL CO., LTD.		METHYLGENE INC. (“MG”)
(“TAIHO”)

By:	/s/ Toru Usami	By:	/s/ Donald Corcoran

Name:		Name:

Title:		Title:

EXHIBIT 1.4B

1.41B  Research Data from Non-Cancer Partner with respect to Compounds:

[…***…]

***Confidential Treatment Requested